Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements of Aaron’s, Inc. listed below of our reports dated February 26, 2010, with respect to the consolidated financial statements of Aaron’s, Inc. and the effectiveness of internal control over financial reporting of Aaron’s Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.
(1)	Registration Statement (Form S-8 No. 33-9206) dated September 26, 1986 and Post-Effective Amendment No. 1 dated October 2, 1987 pertaining to the Aaron Rents, Inc. Retirement Plan and Trust

(2)	Registration Statement (Form S-8 No. 33-62538) dated May 12, 1995 pertaining to the Aaron Rents, Inc. Retirement Plan and Trust

(3)	Registration Statement (Form S-8 No. 333-33363) dated August 11, 1997 pertaining to the 1996 Stock Option and Incentive Award Plan

(4)	Registration Statement (Form S-8 No. 333-76026) dated December 27, 2001 pertaining to the 2001 Stock Option and Incentive Award Plan

(5)	Registration Statement (Form S-8 No. 333-123426) dated March 18, 2005 pertaining to the 2001 Stock Option and Incentive Award Plan

(6)	Registration Statement (Form S-8 No. 333-160357) dated June 30, 2009 pertaining to the Aaron’s, Inc. Deferred Compensation Plan

(7)	Registration Statement (Form S-8 No. 333-160387) dated July 1, 2009 pertaining to the 2001 Stock Option and Incentive Award Plan
/s/ Ernst & Young LLP
Atlanta, Georgia
February 26, 2010